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                                                                      EXHIBIT 14


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our reports dated October 8, 2003 and May 5, 2004 for the Van Kampen High Income Corporate Bond Fund and the Van Kampen High Yield Fund, respectively, in the Registration Statement (Form N-14) of the Van Kampen High Income Corporate Bond Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-116994).

ERNST & YOUNG LLP

Chicago, Illinois
August 9, 2004